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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                             ---------------------



                                   FORM 8-K

                                CURRENT REPORT



    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): July 1, 1998



                       Commission file number 333-50681
                               AURORA FOODS INC.
            (Exact Name of Registrant as Specified in Its Charter)



           DELAWARE                                  94-3303521
           --------                                  ----------
(State or Other Jurisdiction of         (IRS Employer Identification No.)
Incorporation or Organization)

                             456 Montgomery Street
                                  Suite 2200
                        San Francisco, California 94104
          (Address of Principal Executive Office, Including Zip Code)

                                (415) 982-3019
             (Registrant's Telephone Number, Including Area Code)
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Item 5.  Other Events - S-1 Registration Statement
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         On July 1, 1998, the initial public offering (the "IPO") of 12,909,372 shares of Common Stock, par value $0.01 per share, of Aurora Foods Inc. (the "Company") by the Company and 1,590,628 shares of the Company's Common Stock by its sole stockholder, Aurora/VDK LLC, at an initial public offering price of $21.00 per share, was consummated. The Registration Statement on Form S-1 of Aurora Foods Inc. relating to the IPO had been declared effective by the Securities and Exchange Commission on June 25, 1998. On July 1, 1998, concurrently with the closing of the IPO, VDK Holdings, Inc., Van de Kamp's, Inc., Aurora Foods Holdings Inc., and AurFoods Operating Co. Inc. (f/k/a Aurora Foods Inc.) merged with and into the Company.

         The Company used the net proceeds from the IPO to repay certain outstanding indebtedness and will use a portion of such net proceeds to redeem its 12% Senior Subordinated Notes due 2005, issued under an Indenture dated as of September 15, 1995, between Van de Kamp's, Inc. and Harris Trust and Savings Bank, as Trustee.

         In connection with the IPO, a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, could be obtained from Goldman, Sachs & Co.; BT Alex. Brown; Donaldson, Lufkin & Jenrette Securities Corporation; Credit Suisse First Boston; SBC Warburg Dillon Reed Inc.; and Chase Securities Inc. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 and orders were executed by such underwriters.


Item 7.  Exhibits
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      None.















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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                                AURORA FOODS INC.



Date:  July 10, 1998                            By /s/ James B. Ardrey
                                                  _____________________
                                                  James B. Ardrey
                                                  Vice Chairman